                             DAVIS POLK & WARDWELL
                              450 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10017
                                 (212) 450-4000


                                                            February 20, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

        We hereby represent that the Post-Effective Amendments to the registered unit investment trusts described in Exhibit A attached hereto do not contain disclosures which would render them ineligible to become effective pursuant to Rule 485(b) under the Securities Act of 1933.

                                                        Very truly yours,

                                                        Davis Polk & Wardwell

Attachment

                                   EXHIBIT A




                                                                       1933 ACT   1940 ACT
FUND NAME                                                      CIK     FILE NO.   FILE NO.
---------                                                      ---     --------   --------



DEFINED ASSET FUNDS- MSS-300 DAF                              1025580  333-1443   811-1777


DEFINED ASSET FUNDS-GSIF U.S. TREASURY SERIES 7               781768   33-28452   811-2810


DEFINED ASSET FUNDS-MITF IS-300                               804065   333-1130   811-1777

DEFINED ASSET FUNDS-MITF ITS-201                              868107   33-49173   811-1777


DEFINED ASSET FUNDS-CIF ITS-40                                883651   33-48981   811-2295


DEFINED ASSET FUNDS-MITF MSS-22                               892847   33-49171   811-1777
DEFINED ASSET FUNDS- MSS-301                                  947086   333-1249   811-1777

TOTAL:    7 FUNDS
